Exhibit 10.9

Transfer Agreement for Greenhouse

Party A: Harbin Hainan Kangda Cactus Hygienical Food Co., Ltd.

Party B: Lijia Village, Tongling Town Jixi City

Under the principle of mutual support, mutual benefit and common development, Party A and Party B have entered into the following agreement:

1.               Part A transfers its greenhouse and related appurtenance within the Part B to part B in a lump. Total transferring accounts for 250,000 RMB

2.               Facilities and equipments have a good condition, doors and windows also have a good condition, the supply of water and electricity is normal.

3.               After the Party B received greenhouse from part A and confirm it have a good condition, Party B will take charge of all the accidents such as damage and being stolen.

4.               Payment style: Within three days after the subscription of this agreement, that is on Jan 17th,2006, party B will pay 100,000 RMB to Party A, on March 17th2006, party B will pay 150,000 RMB to Party A.

This Contract is executed in two counterparts, one for each party. The Contract will enter into effect upon execution and seals of the both parties.

Party A: Harbin Hainan Kangda Cactus Hygienical Food Co., Ltd.

Authorized Representative (Sealed): Chengzhi Wang

Party B: Lijia Village, Tongling Town Jixi City

Authorized Representative (Sealed): Milan Zhong

January 13, 2006